EXHIBIT 99.1

Cardinal Health Announces Governance Enhancements and Shareholder Value Creation Initiatives

Adds Four New Independent Directors to the Board

Forms New Business Review Committee to Evaluate Portfolio and Operations

DUBLIN, Ohio, Sept. 6, 2022 – Cardinal Health (NYSE: CAH) today announced initiatives aimed at positioning the Company for long-term success, building on Cardinal Health’s previously announced growth plans. These initiatives have benefited from input received from Elliott Investment Management L.P. (“Elliott”).  In connection with these initiatives, Elliott has also entered into a cooperation agreement with Cardinal Health, and Elliott’s Steven Barg will join the Company’s Board of Directors.

As part of Cardinal Health’s ongoing commitment to Board refreshment and the initiatives announced today, the Governance and Sustainability Committee of the Board has recommended and the Board has approved the appointment of four new independent directors: Steven Barg, Michelle Brennan, Sujatha Chandrasekaran and Christine Mundkur. With these immediate appointments, Cardinal Health’s Board will be made up of 15 Directors, 14 of whom are independent under the Company’s director independence standards. Two existing Directors – Dean Scarborough and John Weiland – have announced their intentions to conclude their Board service at the end of their previously elected terms this fall and will not stand for re-election at Cardinal Health’s 2022 Annual Meeting, resulting in a 13-member Board.  Following the Annual Meeting, Cardinal Health’s Board will consist of 54% women and 23% racially or ethnically diverse individuals.

Cardinal Health’s Board has also formed a new Board committee, the Business Review Committee, to support a comprehensive review of the Company’s strategy, portfolio, capital-allocation framework, and operations with the goal of maximizing Cardinal Health’s potential for the benefit of all stakeholders. The Business Review Committee will be chaired by Chief Executive Officer Jason Hollar; Mr. Barg and Akhil Johri will also serve on the Committee. The Committee, with the assistance of the Company’s legal and financial advisors, will make recommendations to the full Board. The Company expects to conduct an investor day in the first half of calendar 2023 to share the Board’s conclusions and to provide additional guidance.

“We’d like to thank Dean and John for their service to the Board. We’re grateful for their leadership and contributions and wish them both the very best,” said Gregory Kenny, Independent Chairman of the Board of Cardinal Health. “We’re pleased to welcome Steven, Michelle, Sujatha and Christine to the Board and believe the Company and our many stakeholders will benefit from their mix of experience, skills and leadership. We are also pleased with Elliott’s confidence in, and commitment to, the go-forward long-term potential of Cardinal Health. Our Board looks forward to receiving the recommendations of the Business Review Committee and updating the market in due course, as Jason and his leadership team chart a path to deliver upon our mission for our customers and employees and drive value creation for our shareholders.”

“Cardinal Health’s leadership team is focused on creating value for all our stakeholders, and the newly initiated Business Review Committee, as well as the new expertise and experience being added to our Board, are critical steps in this process,” said Mr. Hollar, Cardinal Health’s Chief Executive Officer. “I look forward to working with the Board, including our four new directors, to optimize our strategy, structure, and operations as we position Cardinal Health for long-term success.”

Elliott Senior Portfolio Manager Marc Steinberg said, “Our discussions with Jason and the Board have been positive and productive, and we are pleased to have worked collaboratively to reach this agreement. Cardinal Health plays a mission-critical, market-leading role in the global healthcare system, and we have been encouraged by the Company’s openness to taking actions necessary to ensuring that Cardinal Health realizes its full potential. We are confident that the initiatives announced today will drive meaningful shareholder value creation, and we look forward to continuing our collaboration with the Company.”

The cooperation agreement that the Company has entered into with Elliott contains customary standstill, voting, confidentiality and other provisions.

Goldman Sachs & Co. LLC is serving as financial advisor to Cardinal Health, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel, both of whom will also support the Business Review Committee and Board’s reviews.

New Director Biographies

Steven Barg is Global Head of Engagement at Elliott Management Corporation. Prior to joining Elliott in February of 2020, Mr. Barg spent 30 years in investment banking, most recently as a Participating Managing Director at Goldman Sachs. During his time at Goldman Sachs, Mr. Barg established and led what became the firm’s Global Activism and Shareholder Advisory practice; founded and led the M&A Capital Markets practice; and served as Co-Head of Asian Equity Capital Markets in Hong Kong. In addition, Mr. Barg served on both the Asian and Global Equity Commitments Committees and was Global Head of Diversity for the Investment Banking Division. Prior to joining Goldman Sachs, Mr. Barg ran the Asian Equity Capital Markets and later the Integrated Capital Markets business at UBS and served as a managing director in Equity Capital Markets at Credit Suisse in New York and London.

Mr. Barg holds an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Wesleyan University. In addition, Mr. Barg was a Henry Luce Scholar in Hong Kong and a Coro Fellow in Public Affairs in New York.

Michelle Brennan is Chair of Connect Healthcare Council for Pioneering Collective and serves on the Board of Coupa Software. Ms. Brennan spent more than 30 years at Johnson & Johnson, a leader in the field of medical devices, pharmaceutical, and consumer packaged goods, where she focused on driving growth, optimization and business transformation across diverse businesses and geographies. Most recently, Ms. Brennan served as the Global Value Creation Leader for Johnson & Johnson and as a member of the company’s Medical Device Executive Leadership Team responsible for the division’s value creation through cost management initiatives. Prior to that, Ms. Brennan held a number of positions at Johnson & Johnson, including Company Group Chair, Medical Devices (EMEA); President, Enterprise Standards & Productivity; Worldwide President, Ethicon Energy; as well as a variety of sales and marketing positions for other Johnson & Johnson divisions. Throughout her time at Johnson & Johnson, Ms. Brennan held significant board roles for the company, including Chairman of the Board for Medtech Europe Trading Association. She was previously a member of the UK’s Office of Life Sciences Council and Chairman of the Council’s Health Technology Partnership Committee.

Ms. Brennan holds a B.S. from the University of Kansas.

Sujatha Chandrasekaran, also known as Suja, is an advisor and independent consultant in the research and technology sectors. She currently serves on the Board of American Eagle Outfitters as well as private companies including Agendia, a molecular diagnostics company, and Blume Global, a digital supply chain platform company. Ms. Chandrasekaran has more than 25 years of experience in technology and leadership roles across the healthcare, consumer packaged goods and retail industries. Most recently, Ms. Chandrasekaran was Senior EVP & Chief Digital and Information Officer at CommonSpirit Health, one of the largest non-profit health systems in the US. Prior to that, she held a number of senior executive roles at several Fortune 500 multinational companies, including Global Chief Information Officer for Kimberly-Clark; SVP, Global Chief Technology and Data Officer for Walmart; as well as a number of C-level roles at The Timberland Company, PepsiCo and Nestlé SA. Ms. Chandrasekaran has a strong track record of delivering significant value to customers and organizations by leading global technology, supply chain and digital transformation initiatives. In 2022, Ms. Chandrasekaran was recognized by Modern Healthcare as one of the Top 25 Women Leaders in Healthcare. She was previously a Director of Symphony Technology Group and a Director of Barry Callebaut AG as well as a Member of Advisory Board at Atmio Inc.

Ms. Chandrasekaran holds an Executive Development Education Certificate from London Business School; a Master of Business Systems/M.B.A. from Monash University in Melbourne, Australia; and a B.Eng. from the University of Madras, India.

Christine Mundkur most recently served as Chief Executive Officer and Non-Voting Chairman of the Board of Directors for Impopharma Inc, a developer of complex formulations focused on inhalation pharmaceutical products. Ms. Mundkur currently serves on the Boards of Lupin Limited and MannKind Corporation. While at Impopharma, she led the transition of the company from a successful clinical research organization into a generic pharmaceutical inhalation development company. She also held leadership positions as President and Chief Executive Officer for North America for Sandoz, Inc. Earlier, she served as Chief Executive Officer of Barr Laboratories, Inc. Ms. Mundkur started her career at Barr as quality and regulatory counsel. In addition, she served as a strategic advisor to clients on generics, 505(b)2, biosimilars and NDA business strategies.

Ms. Mundkur holds a J.D. from the St. Louis University School of Law and a B.S. from St. Louis University.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals, a global manufacturer and distributor of medical and laboratory products, and a provider of performance and data solutions for health care facilities. With 50 years in business, operations in more than 30 countries and approximately 44,000 employees globally, Cardinal Health is essential to care. Information about Cardinal Health is available at cardinalhealth.com.

Contacts
Media: Erich Timmerman, erich.timmerman@cardinalhealth.com and 614.757.8231
Investors: Kevin Moran, kevin.moran@cardinalhealth.com and 614.757.7942

Cautions concerning forward-looking statements

This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include risks arising from ongoing inflationary pressures and supply chain constraints, including the risk that our plans to mitigate such effects may not be as successful as we anticipate and the possibility that costs to source certain personal protective or other equipment, increased costs for transportation, shipping, freight and commodities, reduced price or demand for certain products may result in additional inventory reserves or disruptions and may negatively impact our ability to meet our long-term guidance; the possibility that our Medical unit goodwill could be further impaired, the increase in global interest rates or possible unfavorable changes in the U.S. statutory tax rate; competitive pressures in Cardinal Health's various lines of business; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture with CVS Health; ongoing risks associated with the distribution of opioids, including the financial impact associated with the settlements with governmental authorities, the risk that challenges to our plans to take tax deductions for opioid-related losses could adversely impact our financial results, risks arising from the Department of Justice investigation which we believe concerns our anti-diversion program and risks associated with the injunctive relief requirements under the national settlement, including the risk that we may incur higher costs or operational challenges in the implementation and maintenance of the required changes; risks associated with the manufacture and sourcing of certain products, including risks related to our ability and the ability of third-party manufacturers to import or export certain products or component parts and to comply with applicable regulations; risks associated with the competitive labor market and our ability to attract and retain employees in key roles; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals; and risks associated with our cost savings initiatives or other business initiatives, such as the Medical Improvement Plan, including the possibility that they could fail to achieve the intended results. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of September 6, 2022. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed.

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